Exhibit 99.4

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of July 25, 2012, by and between NuPathe Inc. (the “Employer”), a Delaware corporation, and Keith A. Goldan (the “Employee”), but is effective as of the effective date of the registration statement relating to the Employer’s initial public offering (the “Effective Date”).

Recitals

WHEREAS, the Employer and the Employee previously entered into that Employment Agreement, dated July 8, 2010 ( the Prior Agreement”); and

WHEREAS, the Employer and the Employee desire to amend and restate the Prior Agreement in various respects; and

WHEREAS, Section 11 of the Prior Agreement permits the Employer and the Employee to amend the Prior Agreement pursuant to a written agreement executed by both parties; and

WHEREAS, the Employer desires to continue to employ the Employee and the Employee desires to continue to be employed by the Employer upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

1.                                      Duties.  The Employer agrees that the Employee shall continue to serve as Vice President, Chief Financial Officer of the Employer.  The Employee shall report to the Chief Executive Officer of the Employer.  The Employee agrees to be so employed by the Employer and to devote his best efforts and substantially all of his business time to advance the interests of the Employer and to perform such executive, managerial, administrative and financial functions as are required to develop the Employer’s business and to perform other duties assigned to the Employee by the Chief Executive Officer that are consistent with the Employee’s position.  Nothing set forth herein shall prohibit the Employee from engaging in personal investing activities.  The Employee shall be permitted to serve on the boards of directors of other entities whose businesses are not competitive with the Employer in accordance with Employer policy.

2.                                      Term.  This Agreement is effective as of the Effective Date, and, from and after the Effective Date, will govern the Employee’s employment by the Employer until that employment ceases in accordance with the terms of this Agreement.

3.                                      Compensation.

(a)                                  Salary.  The Employee shall be paid a base salary at the annual rate of $309,000 (the “Base Salary”) in accordance with the Employer’s regular payroll practices.  The Board of Directors of the Employer (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”) shall review the Base Salary for appropriate increases at least annually at the end of each calendar year pursuant to the normal performance review policies for senior level executives.

(b)                                  Incentive Compensation. The Employee shall participate in short-term and long-term incentive programs, including equity compensation programs, established by the Employer for its senior level executives generally, at levels determined by the Board or the Compensation Committee.  The Employee’s incentive compensation shall be subject to the terms of the applicable plans and shall be determined based on the Employee’s individual performance and Employer performance as determined by the Board or the Compensation Committee.  Any annual incentive compensation earned by the Employee shall be paid on or after January 1, but not later than March 15 of the fiscal year following the fiscal year for which the annual incentive compensation is earned.

(c)                                  Retirement and Welfare Benefits.  The Employee shall participate in employee retirement and welfare benefit plans made available to the Employer’s senior level executives as a group or to its employees generally, as such retirement and welfare plans may be in effect from time to time and subject to the eligibility requirements of the plans.  Nothing in this Agreement shall prevent the Employer from amending or terminating any retirement, welfare or other employee benefit plans or programs from time to time as the Employer deems appropriate.

(d)                                  Reimbursement of Expenses; Vacation.  The Employee shall be reimbursed for all normal items of travel, entertainment and miscellaneous business expenses reasonably incurred by the Employee on behalf of the Employer, provided that such expenses are documented and submitted in accordance with the reimbursement policies of the Employer as in effect from time to time.  The Employee shall be entitled to vacation and sick leave in accordance with the Employer’s vacation, holidays and other pay for time not worked policies

4.                                      Termination.

(a)                                  Death.  This Agreement shall automatically terminate effective as of the date of the Employee’s death, in which event the Employer shall have no further obligation or liability under this Agreement except that the Employer shall pay to the Employee’s estate:  (i) any portion of the Employee’s Base Salary for the period up to the Employee’s date of death that has been earned but remains unpaid; and (ii) any benefits that have been earned, accrued and are due to the Employee under the terms of the employee benefit plans of the Employer, which benefits shall be paid in accordance with the terms of those plans; and (iii) the amount of the Earned Bonus (as defined below).  The Earned Bonus shall be paid at the same time bonuses are paid to employees of the Employer generally in accordance with the terms of the Employer’s annual bonus plan.

(b)                                  Total Disability.  In the event of the Employee’s Total Disability (as defined below), the Employer may terminate the employment of the Employee, to the extent permitted by law, immediately upon written notice to the Employee, in which event, the Employer shall have no further obligation or liability under this Agreement except that the Employer shall pay to the Employee:  (i) any portion of the Employee’s Base Salary for the period up to the date of termination that has been earned but remains unpaid; (ii) any benefits that have been earned, accrued and are due to the Employee under the terms of the employee benefit plans of the Employer, which benefits shall be paid in accordance with the terms of those plans; and (iii) the amount of the Earned Bonus as defined herein.  The Earned Bonus shall be paid at the same time bonuses are paid to employees of the Employer generally in accordance with the terms of the Employer’s annual bonus plan.

(c)                                  Termination by the Employer for Cause.  Subject to any applicable right to cure under Section 4(f)(i), the Employer may terminate the Employee’s employment at any time, effective immediately, for Cause upon written notice to the Employee.  In the event that the Employer terminates the Employee pursuant to this Section 4(c), the Employer shall have no further obligation or liability under this Agreement, except that the Employer shall pay to the Employee: (i) any portion of the Employee’s Base Salary for the period up to the Termination Date that has been earned but remains unpaid; and (ii) any benefits that have been earned, accrued and are due to the Employee under the terms of the employee benefit plans of the Employer, which benefits shall be paid in accordance with the terms of those plans.

(d)                                  Termination by the Employer Without Cause; Termination by the Employee for Good Reason.  The Employer may terminate the employment of the Employee for any reason other than those specified in Section 4(b) or 4(c), including, without limitation, on or after a Change of Control, upon thirty (30) days written notice (or Base Salary and benefit continuation in lieu of such thirty (30) day notice) to the Employee.  In addition, the Employee may terminate his employment at any time, including, without limitation, on or after a Change of Control, upon written notice to the Employer for Good Reason in accordance with the requirements of Section 4(e)(v).

In the event the Employer terminates the employment of the Employee for any reason other than those specified in Section 4(b) or 4(c) hereof or the Employee terminates his employment for Good Reason, the Employer shall pay to the Employee:

(i)                                     any portion of the Employee’s Base Salary for the period up to the Termination Date that has been earned but remains unpaid;

(ii)                                  any benefits that have been earned, accrued and are due to the Employee under the terms of any employee benefit plans of the Employer, which benefits shall be paid in accordance with the terms of those plans; and

(iii)                               subject to the execution and nonrevocation by the Employee of a release satisfactory to the Employer and on reasonable, market level terms (the “Release”) and the Employee’s compliance with all terms and provisions of this Agreement that survive the termination of the Employee’s employment by the Employer, the Employer shall provide the Employee with the payments and benefits set forth in (A) or (B) below, as applicable.  Notwithstanding any provision of this Agreement to the contrary, in no event shall the timing of the Employee’s execution of the Release, directly or indirectly result in the Employee designating the calendar year of payment and to the extent payment could be made in more than one taxable year, payment shall be made in the later taxable year.

(A)                              if such termination occurs on or before July 24, 2013

(I)                                    Severance in an amount equal to 1.0 times the Employee’s Base Salary at the rate in effect at the time of the Employee’s termination.  The severance amount shall be paid in equal monthly installments in accordance with the Employer’s regular payroll practices over a period of twelve (12) months, beginning within sixty (60) days following the Termination Date;

(II)                                the amount of the Earned Bonus which shall be paid at the same time bonuses are paid to employees of the Employer generally in accordance with the terms of the Employer’s annual bonus plan;

(III)                            continued medical and dental coverage at the same level in effect at the Termination Date (or generally comparable coverage) for a period of twelve (12) months following the Termination Date for himself and, where applicable, his spouse and dependents, at the same premium rates as may be charged from time to time for employees generally, as if the Employee had continued in employment during such twelve (12) month period.  The COBRA health care continuation period shall run concurrently with the foregoing twelve (12) month period; and

(IV)                            vesting of all outstanding unvested stock options and other equity-based awards held by the Employee as of the Termination Date that would have vested had the Employee remained employed until the end of the calendar quarter in which the twelve (12) month anniversary of the Termination Date occurs; provided, further, that any outstanding unvested stock option or other equity-based award that vests based upon attainment of performance criteria (each, a “Performance Award”) shall vest upon termination of the Employee’s employment in accordance with the terms of the award agreement evidencing such Performance Award; and

(V)                                all outstanding stock options and other equity-based awards held by the Employee as of the Termination Date that become vested pursuant to (IV) above or are vested as of the Termination Date shall remain exercisable (to the extent applicable) until the earlier of (x) the eighteen (18) month anniversary of the Termination Date and (y) the expiration date of the relevant stock option or other equity based award.

(B)                                        if such termination occurs after July 24, 2013:

(I)                                    Severance in an amount equal to 0.5 times the Employee’s Base Salary at the rate in effect at the time of the Employee’s termination.  The severance amount shall be paid in equal monthly installments in accordance with the Employer’s regular payroll practices over a period of six (6) months, beginning within sixty (60) days following the Termination Date;

(II)                                the amount of the Earned Bonus which shall be paid at the same time bonuses are paid to employees of the Employer generally in accordance with the terms of the Employer’s annual bonus plan;

(III)                            continued medical and dental coverage at the same level in effect at the Termination Date (or generally comparable coverage) for a period of twelve (12) months following the Termination Date for himself and, where applicable, his spouse and dependents, at the same premium rates as may be charged from time to time for employees generally, as if the Employee had continued in employment during such twelve (12) month period.  The COBRA health care continuation period shall run concurrently with the foregoing twelve (12) month period; and

(IV)                            vesting of all outstanding unvested stock options and other equity-based awards held by the Employee as of the Termination Date that would have vested had the Employee remained employed until the end of the calendar quarter in which the six (6) month anniversary of the Termination Date occurs; provided, further, that any outstanding Performance Award shall vest upon termination of the Employee’s employment in accordance with the terms of the award agreement evidencing such Performance Award; and

(V)                                all outstanding stock options and other equity-based awards held by the Employee as of the Termination Date that become vested pursuant to (IV) above or are vested as of the Termination Date shall remain exercisable (to the extent applicable) until the earlier of (x) the twelve (12) month anniversary of the Termination Date and (y) the expiration date of the relevant stock option or other equity based award.

(e)                                  Effect of a Change of Control.  Notwithstanding any provision of Section 4(d) to the contrary, if the Employee’s employment is terminated pursuant to Section 4(d) within the ninety (90) day period preceding a Change of Control or on or within twelve (12) months following a Change of Control, the Employee shall be entitled to the same payments and benefits described in Section 4(d) above, subject to execution and nonrevocation of the Release and the Employee’s compliance with all terms and provisions of this Agreement that survive the termination of the Employee’s employment by the Employer; provided that (i) the severance multiplier in Section 4(d)(iii)(A)(I) and Section 4(d)(iii)(B)(I), as applicable shall be 1.0 times the Employee’s Base Salary at the rate in effect at the time of the Employee’s termination plus 1.0 times the Employee’s targeted annual bonus for the year in which the Termination Date occurs, without regard to whether the relevant Employee and Employer goals have been achieved, (ii) one hundred percent (100%) of all outstanding unvested stock options and other equity-based awards held by the Employee as of the Termination Date shall become fully vested and exercisable (to the extent applicable) as of the Termination Date; provided, further, that any Performance Award shall vest upon termination of the Employee’s employment in accordance with the terms of the award agreement evidencing such Performance Award, and (iii) all outstanding stock options and other equity-based awards held by Employee as of the Termination Date that become vested pursuant to (ii)above or are vested as of the Termination Date shall remain exercisable (to the extent applicable)until the earlier of (x) the eighteen (18) month anniversary of the Termination Date and (y) the expiration date of the relevant stock option or other equity based award.

Notwithstanding anything set forth in this Agreement to the contrary, if any payment or benefit, including severance benefits, that the Employee would receive from the Employer in connection with a Change of Control or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of section 280G of the Code and (ii) but for this sentence, be subject to the excise tax imposed by section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount.  The “Reduced Amount” shall be either (A) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (B) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Employee’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.  If a reduction in payments or benefits (or a cancellation of the acceleration of vesting of stock options or other equity-based awards) constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, such reduction and/or cancellation of acceleration shall occur in the order that provides the maximum economic benefit to the Employee.  In the event that acceleration of vesting of a stock option or other equity-based award is to be reduced, such acceleration of vesting also shall be canceled in the order that provides the maximum economic benefit to the Employee.

The Employer shall appoint a nationally recognized accounting firm with appropriate subject matter expertise to make the determinations required under this Section 4(e).

The Employer shall bear all expenses with respect to the making of the determinations by such accounting firm required to be made under this Section 4(e).  The accounting firm engaged to make the determinations under this Section 4(e) shall provide its calculations, together with detailed supporting documentation, to the Employer and the Employee as soon as practicable after the date on which the Employee’s right to a Payment is triggered (if requested at that time by the Employer or the Employee) or such other time as requested by the Employer or the Employee.  If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Employer with an opinion reasonably acceptable to the Employee that no Excise Tax will be imposed with respect to such Payment.  Any good faith determinations of the accounting firm made under this Section 4(e) shall be final, binding, and conclusive upon the Employer and the Employee.

(f)                                    Definitions.

(i)                                     “Cause” shall be deemed to exist with respect to any termination of employment by the Employer for any of the following reasons:

(1)                                  the Employee’s engagement in conduct constituting breach of fiduciary duty, gross negligence or willful misconduct relating to the Employer or the performance of the Employee’s duties; provided that no act or failure to act shall be deemed “willful” unless done, or omitted to be done, by the Employee not in good faith or without reasonable belief that the Employee’s action or omission was in the best interest of the Employer;

(2)                                  the Employee’s substantial and continued failure to perform the Employee’s material duties in a satisfactory manner after written notice specifying the areas in which performance is unsatisfactory and, if subject to cure, the Employee’s failure to perform within thirty (30) days after such notice;

(3)                                  the Employee’s commission of any act of fraud with respect to the Employer;

(4)                                  the Employee’s violation of any covenants or agreements in favor of the Employer regarding confidentiality, non-competition and/or non-solicitation; or

(5)                                  the Employee’s conviction of a felony or a crime involving moral turpitude under the laws of the United States or any state or political subdivision thereof.

Any notice required to be provided to the Employee under clause (2) of this definition of “Cause” shall state that failure to cure within the applicable period will result in termination for Cause.

(ii)                                  “Change of Control” shall have the same meaning ascribed to such term under the Employer’s 2010 Omnibus Equity Compensation Plan, as in effect on the date hereof and as it may be amended from time to time.

(iii)                               “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(iv)                              “Earned Bonus” means the actual annual bonus earned by the Employee for the fiscal year in which the Employee’s Termination Date occurs; pro rated to reflect the portion of the fiscal year during which the Employee was employed by the Employer, determined by multiplying the full year bonus that would otherwise have been payable to the Employee based upon the achievement of applicable performance objectives by a fraction, the numerator of which is the number of days during which the Employee was employed by the Employer in the year of termination and the denominator of which is three hundred sixty-five (365).

(v)                                 “Good Reason” shall be deemed to exist with respect to any termination of employment by the Employee for any of the following reasons:

(1)                                  prior to or on or after a Change of Control, a material reduction in the Employee’s duties and responsibilities, which for purposes of this Agreement means the assignment to Employee of any duties or responsibilities which are materially inconsistent with or adverse to the Employee’s then current duties, responsibilities, positions and/or titles with the Employer;

(2)                                  a material reduction of the Employee’s then-current base salary or target bonus opportunity;

(3)                                  the requirement that the Employee regularly report to work at a location that is more than fifty (50) miles from the location of the Employee’s employment as of the Effective Date;

(4)                                  a material breach of this Agreement by the Employer; or

(5)                                  in the event of the assignment of this Agreement to a third party, the failure of the assignee or successor entity to agree to be bound to the terms of this Agreement;

provided, however, that for any of the foregoing to constitute Good Reason, the Employee must provide written notification of his intention to resign within ninety (90) days after the Employee first knows or first has reason to know of the occurrence of any such event or condition, and, the Employer must have thirty (30) business days from the date of receipt of such notice to effect a cure of the event or condition constituting Good Reason.  If the Employer fails to effect a cure of the event or condition constituting Good Reason, the Employee must actually resign from employment within thirty (30) days following the expiration of the foregoing cure period.  In the event of a cure of such event or condition constituting Good Reason by the Employer, such event or condition shall no longer constitute Good Reason.

(vi)                              “Termination Date” shall mean the date on which the Employee’s employment with the Employer terminates in accordance with the applicable provisions of this Agreement.

(vii)                           “Total Disability,” shall mean an illness, incapacity or a mental or physical condition that renders the Employee unable, despite the provision, if requested, of a reasonable accommodation as that term is defined in the Americans with Disabilities Act, to perform the essential functions of his employment position for a continuous period of six (6) months or more.

(g)                                 No Mitigation.  The Employee shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by the Employee as the result of employment by another employer or self-employment, by retirement benefits, by offset against any amounts (other than loans or advances to the Employee by the Employer) claimed to be owed by the Employee to the Employer, or otherwise.

5.                                      Non-Disclosure; Non-Competition and Prior Agreements.

(a)                                  Non-Disclosure.  The Employee acknowledges that in the course of performing services for the Employer, the Employee will obtain knowledge of the Employer’s business plans, products, processes, software, know-how, trade secrets, formulas, methods, models, prototypes, discoveries, inventions, improvements, disclosures, names and positions of employees and/or other proprietary and/or confidential information (collectively the “Confidential Information”).  The Employee agrees to keep the Confidential Information secret and confidential and not to publish, disclose or divulge to any other party, and the Employee agrees not to use any of the Confidential Information for the Employee’s own benefit or to the detriment of the Employer without the prior written consent of the Employer, whether or not such Confidential Information was discovered or developed by the Employee.  The Employee also agrees not to divulge, publish or use any proprietary and/or confidential information of others that the Employer is obligated to maintain in confidence.

(b)                                  Non-Competition.  The Employee agrees that, during his employment by the Employer hereunder and for an additional period of six (6) months after the termination of the Employee’s employment hereunder for any reason, except for a termination in connection with a Change of Control pursuant to Section 4(e) in which case the foregoing six (6) month period shall instead be the twelve (12) month period after the termination of the Employee’s employment, neither the Employee nor any corporation or other entity in which the Employee may be interested as a partner, trustee, director, officer, employee, agent, shareholder, lender of money or guarantor, or for which he performs services in any capacity (including as a consultant or independent contractor) shall at any time during such period be engaged, directly or indirectly, in any Competitive Business (as that term is hereinafter defined).  The Employee shall not solicit or, if the Employee owns or has the right to acquire more than five percent (5%) of the fully-diluted equity of the employing entity or its affiliates, hire, directly or indirectly, any person that was employed by Employer during the six (6) month period immediately preceding the Employee’s termination of employment with the Employer.  For purposes of this Section 5(b) the term “Competitive Business” shall mean any job, role, or specific responsibilities within a firm, company, or business organization that competes directly with the Employer’s business as in effect at the time of the Employee’s termination of employment with the Employer or in a business area planned in writing by the Employer before the Termination Date for entry within twelve (12) months of the Termination Date at the time of the Employee’s termination of employment with the Employer.  The foregoing prohibition shall not prevent any employment or engagement of the Employee, after termination of employment with the Employer, by any firm, company, or business organization engaged in a Competitive Business as long as the activities of any such employment or engagement, in any capacity, do not involve work on matters related to any business, product or service being developed, manufactured, marketed, distributed or planned in writing by the Employer at the time of the Employee’s termination of employment with the Employer.  The Employee’s ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded company shall not constitute a violation of this Section 5(b).  The Employee is entering into this covenant not to compete in consideration of the agreements of the Employer in this Agreement, including but not limited to, the agreement of the Employer to provide the severance and other benefits to the Employee upon a termination of employment pursuant to Section 4(d) hereof and the agreement of the Employer to provide the severance and other benefits upon a Change of Control in accordance with the terms of Section 4(e).

(c)                                  Prior Agreements.  The Employee represents and warrants to the Employer that there are no restrictions, agreements or understandings whatsoever to which the Employee is a party that would prevent or make unlawful the Employee’s execution of this Agreement or the Employee’s employment hereunder, is or would be inconsistent or in conflict with this Agreement or the Employee’s employment hereunder, or would prevent, limit or impair in any way the performance by the Employee of the obligations hereunder.

6.                                      Inventions and Discoveries.

(a)                                  Disclosure.  The Employee shall promptly and fully disclose to the Employer, with all necessary detail, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written by the Employee (whether or not at the request or upon the suggestion of the Employer, solely or jointly with others), during the period of his employment with the Employer that (i) result from, arise out of, or relate to any work, assignment or task performed by the Employee on behalf of the Employer, whether undertaken voluntarily or assigned to the Employee within the scope of his responsibilities to the Employer, or (ii) were developed using the Employer’s facilities or other resources or in Employer time, or (iii) result from the Employee’s use or knowledge of the Employer’s Confidential Information, or (iv) relate to the Employer’s business or any of the products or services being developed, manufactured or sold by the Employer or that may be used in relation therewith (collectively referred to as “Inventions”).  The Employee hereby acknowledges that all original works of authorship that are made by the Employee (solely or jointly with others) within the above terms and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.  The Employee understands and hereby agrees that the decision whether or not to commercialize or market any Invention developed by the Employee solely or jointly with others is within the Employer’s sole discretion and for the Employer’s sole benefit and that no royalty shall be due to the Employee as a result of the Employer’s efforts to commercialize or market any such Invention.

(b)                                  Assignment and Transfer.  The Employee agrees to assign and transfer to the Employer all of the Employee’s right, title and interest in and to the Inventions, and the Employee further agrees to deliver to the Employer any and all drawings, notes, specifications and data relating to the Inventions, and to sign, acknowledge and deliver all such further papers, including applications for and assignments of copyrights and patents, and all renewals thereof, as may be necessary to obtain copyrights and patents for any Inventions in any and all countries and to vest title thereto in the Employer and its successors and assigns and to otherwise protect the Employer’s interests therein.  The Employee shall not charge the Employer for time spent in complying with these obligations.  If the Employer is unable because of the Employee’s mental or physical incapacity or for any other reason to secure the Employee’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Employer as above, then the Employee hereby irrevocably designates and appoints the Employer and its duly authorized officers and agents as the Employee’s agent and attorney in fact, to act for and in the Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by the Employee.

(c)                                  Records.  The Employee agrees that in connection with any research, development or other services performed for the Employer, the Employee will maintain careful, adequate and contemporaneous written records of all Inventions, which records shall be the property of the Employer.

7.                                      Employer Documentation.  The Employee shall hold in a fiduciary capacity for the benefit of the Employer all documentation, disks, programs, data, records, drawings, manuals, reports, sketches, blueprints, letters, notes, notebooks and all other writings, electronic data, graphics and tangible information and materials of a secret, confidential or proprietary information nature relating to the Employer or the Employer’s business that are in the possession or under the control of the Employee.

8.                                      Injunctive Relief.  The Employee acknowledges that  his compliance with the agreements in Sections 5, 6, and 7 hereof is necessary to protect the good will and other proprietary interests of the Employer and that he is one of the principal executives of the Employer and conversant with its affairs, its trade secrets and other proprietary information.  The Employee acknowledges that a breach of any of his agreements in Sections 5, 6 and 7 hereof will result in irreparable and continuing damage to the Employer for which there will be no adequate remedy at law; and the Employee agrees that in the event of any breach of the aforesaid agreements, the Employer and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper.

9.                                      Application of Section 409A of the Internal Revenue Code.

(a)                                  Compliance.  This Agreement shall be interpreted to avoid any penalty sanctions under section 409A of the Code.  If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed.  For purposes of section 409A of the Code, all payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment, and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments.  In no event shall the Employee, directly or indirectly, designate the calendar year of payment.  All reimbursements provided under this Agreement shall be made or provided in accordance with the requirements of section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the Employee’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.

(b)                                  Payment Delay.   Notwithstanding any provision in this Agreement to the contrary, if at the time of the Employee’s termination of employment with the Employer, the Employer has securities which are publicly-traded on an established securities market and the Employee is a “specified employee” (as defined in section 409A of the Code) and it is necessary to postpone the commencement of any severance payments otherwise payable pursuant to this Agreement as a result of such termination of employment in order to prevent any accelerated or additional tax under section 409A of the Code, then the Employer shall postpone the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Employee) that are not otherwise paid within the short-term deferral exception under section 409A of the Code and are in excess of the lesser of two (2) times (i) the Employee’s then-annual compensation or (ii) the limit on compensation then set forth in section 401(a)(17) of the Code, until the first payroll date that occurs after the date that is six (6) months following the Employee’s “separation from service” with the Employer (as defined under section 409A of the Code).  If any payments are postponed due to such requirements, such postponed amounts shall be paid in a lump sum to the Employee, and any installment payments due to the Employee shall recommence, on the first payroll date that occurs after the date that is six (6) months following the Employee’s “separation from service” with the Employer.  If the Employee dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of the Employee’s estate within sixty (60) days after the date of the Employee’s death.

10.                               Supersedes Other Agreements.  This Agreement supersedes and is in lieu of any and all other employment arrangements between the Employee and the Employer.

11.                               Amendments.  Any amendment to this Agreement shall be made in writing and signed by the parties hereto.

12.                               Enforceability.  If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

13.                               Governing Law.  This Agreement shall be governed in all respects by the laws of the Commonwealth of Pennsylvania without regard to the conflicts of laws principles of any jurisdiction.  Any legal proceeding arising out of or relating to this Agreement shall be instituted in the United States District Court for the Eastern District of Pennsylvania, or if such court does not have jurisdiction or will not accept jurisdiction, in the Court of Common Pleas in and for the County in which the Employer’s principal place of business is located, and the Employee hereby consents to the personal and exclusive jurisdiction of such court and hereby waives any objection that the Employee may have to the laying of venue of any such proceeding and any claim or defense of inconvenient forum.

14.                               Assignment.

(a)                                  By the Employer.  The rights and obligations of the Employer under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Employer.  This Agreement may be assigned by the Employer without the consent of the Employee.  The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. Unless expressly provided otherwise, “Employer” as used herein shall mean the Employer as defined in this Agreement and any successor to its business and/or assets as aforesaid.

(b)                                  By the Employee.  This Agreement and the obligations created hereunder may not be assigned by the Employee, but all rights of the Employee hereunder shall inure to the benefit of and be enforceable by his heirs, devisees, legatees, executors, administrators and personal representatives.

15.                               Notices.  All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when mailed by certified mail, return receipt requested, or delivered by a national overnight delivery service addressed to the intended recipient as follows:

If to the Employer:

NuPathe Inc.

227 Washington Street, Suite 200

Conshohocken, PA  19428
Attention:  Chairman of the Board

If to the Employee:

Keith A. Goldan

505 Langford Drive

Downingtown, PA 19335

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

16.                               Waivers.  No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or his or its duly authorized agent.  A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

17.                               Survival of Covenants.  The provisions of Sections 5 through 17 hereof shall survive the termination of this Agreement.  Furthermore, any other provision of this Agreement that, by its terms, is intended to continue beyond the termination of the Employee’s employment shall continue in effect thereafter.

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IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

NUPATHE INC.

/s/ Armando Anido

Title: Chief Executive Officer

EMPLOYEE

/s/ Keith A. Goldan